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                                  EXHIBIT 23.1


                         Deloitte & Touche LLP Consent


     We consent to the incorporation by reference in this Registration Statement of John H. Harland Company on Form S-8 of our report dated January 27, 1995 (which report includes an explanatory paragraph as to the change in the method of accounting for income taxes), appearing in the Annual Report on Form 10-K of John H. Harland Company for the year ended December 31, 1994.



/s/DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP
Atlanta, Georgia

June 9, 1995